UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 12, 2020

Oil-Dri Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 321-1515

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ODC	New York Stock Exchange

Item 7.01	Regulation FD Disclosure.

The information set forth under Item 8.01 of this report is incorporated herein by reference solely for the purposes of this Item 7.01.

Item 8.01	Other Events.

Oil-Dri Corporation of America (the “Company”) is deeply saddened to announce that Mr. Joseph C. Miller, Vice Chairman of the Board of Directors of the Company and a member of the Compensation Committee, passed away on July 12, 2020. On July 15, 2020, the Company issued a press release, attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibits

99.1	Press Release dated July 15, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Laura G. Scheland
Laura G. Scheland
Vice President, General Counsel and Secretary

Date:  July 15, 2020